Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2015 Financial Results
Dallas, Texas. (September 22, 2015) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2015.
For the three months ended July 31, 2015, revenue, gross margin and net income were $282.3 million, $118.8 million and $57.4 million, respectively. These represent a decrease in revenue of $5.2 million, or 1.8%; an increase in gross margin of $1.8 million, or 1.6%; and an increase in net income of $6.4 million, or 12.5%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.44 compared to $0.39 last year, an increase of 12.8%.
For the year ended July 31, 2015, revenue, gross margin and net income were $1.1 billion, $483.4 million and $219.8 million, respectively. These represent a decrease in revenue of $17.4 million, or 1.5%; an increase in gross margin of $14.8 million, or 3.2%; and an increase in net income of $41.1 million, or 23.0%, respectively, from the same period last year. Fully diluted earnings per share for the twelve months were $1.67 compared to $1.36 last year, an increase of 22.8%.
Included in the operating results for the three months ended July 31, 2015 and 2014 was the impact of the beneficial resolution of uncertain tax positions, which increased diluted earnings per share each period by $0.03.
Included in the operating results of the prior year was an impairment charge of $29.1 million recorded in the third quarter resulting primarily from the abandonment of work previously capitalized in connection with the development of a third-party enterprise operating system.
On Wednesday, September 23, 2015, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart092315. A replay of the call will be available through November 22, 2015 by calling (877) 919-4059. Use confirmation code # 13231770.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some locations, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), India (www.copart.in), and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Christopher M. Smith, Senior Analyst, Office of the Chief Financial Officer
972-391-5021 or christopher.smith3@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2015	2014	2015	2014
Service revenues and vehicle sales:
Service revenues	$243,671	$241,273	$985,363	$958,413
Vehicle sales	38,622	46,177	160,716	205,076
Total service revenues and vehicle sales	282,293	287,450	1,146,079	1,163,489
Operating expenses:
Yard operations	122,034	122,709	489,158	481,597
Cost of vehicle sales	32,718	38,497	136,412	174,493
Yard depreciation and amortization	8,262	8,551	34,917	36,216
Yard stock-based payment compensation	495	754	2,216	2,610
Gross margin	118,784	116,939	483,376	468,573
General and administrative	24,640	32,173	111,381	127,536
General and administrative depreciation and amortization	3,010	4,825	11,656	17,510
General and administrative stock-based payment compensation	4,369	4,083	15,938	19,489
Impairment of long-lived assets	—	—	—	29,104
Total operating expenses	195,528	211,592	801,678	888,555
Operating income	86,765	75,858	344,401	274,934
Other (expense) income:
Interest expense, net	(5,372)	(2,051)	(17,304)	(8,277)
Other income, net	53	77	4,972	3,378
Total other expense	(5,319)	(1,974)	(12,332)	(4,899)
Income before income taxes	81,446	73,884	332,069	270,035
Income taxes	24,034	22,841	112,286	91,348
Net income	$57,412	$51,043	$219,783	$178,687

Basic net income per common share	$0.46	$0.41	$1.75	$1.42
Weighted average common shares outstanding	124,743	125,959	125,914	125,693

Diluted net income per common share	$0.44	$0.39	$1.67	$1.36
Diluted weighted average common shares outstanding	130,205	131,629	131,425	131,230

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2015	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$456,012	$158,668
Accounts receivable, net	215,696	196,985
Vehicle pooling costs and inventories	33,562	31,697
Income taxes receivable	6,092	2,288
Deferred income taxes	3,396	1,803
Prepaid expenses and other assets	19,824	20,850
Total current assets	734,582	412,291
Property and equipment, net	700,402	692,383
Intangibles, net	17,857	25,242
Goodwill	271,850	283,780
Deferred income taxes	28,840	36,721
Other assets	46,421	56,387
Total assets	$1,799,952	$1,506,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$147,452	$152,156
Deferred revenue	3,724	4,170
Income taxes payable	8,279	8,284
Current portion of long-term debt and capital lease obligations	53,671	79,674
Total current liabilities	213,126	244,284
Deferred income taxes	5,322	7,372
Income taxes payable	21,157	23,771
Long-term debt and capital lease obligations, net of discount	592,135	223,227
Other liabilities	3,748	4,651
Total liabilities	835,488	503,305
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	12	13
Additional paid-in capital	407,808	404,542
Accumulated other comprehensive loss	(68,793)	(20,060)
Retained earnings	625,437	619,004
Total stockholders’ equity	964,464	1,003,499
Total liabilities and stockholders’ equity	$1,799,952	$1,506,804

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended July 31,
	2015	2014
Cash flows from operating activities:
Net income	$219,783	$178,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,893	53,726
Allowance for doubtful accounts	(578)	1,087
Impairment of long-lived assets	—	29,104
Stock-based payment compensation	18,154	22,099
Excess tax benefits from stock-based payment compensation	(2,971)	(2,289)
Gain on sale of property and equipment	(918)	(1,461)
Deferred income taxes	4,365	(10,838)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(20,417)	(12,870)
Vehicle pooling costs and inventories	(2,622)	399
Prepaid expenses and other current assets	69	(4,500)
Other assets	10,125	(8,900)
Accounts payable and accrued liabilities	(3,926)	5,425
Deferred revenue	(438)	(661)
Income taxes receivable	(806)	9,267
Income taxes payable	(1,971)	2,816
Other liabilities	(1,666)	1,503
Net cash provided by operating activities	265,076	262,594

Cash flows from investing activities:
Purchases of property and equipment including acquisitions, net of cash acquired	(79,153)	(95,810)
Investment in unconsolidated affiliate	(4,500)	—
Proceeds from sale of property and equipment	1,738	3,707
Net cash used in investing activities	(81,915)	(92,103)

Cash flows from financing activities:
Proceeds from the exercise of stock options	3,634	10,412
Excess tax benefit from stock-based payment compensation	2,971	2,289
Proceeds from the issuance of Employee Stock Purchase Plan shares	3,079	2,339
Repurchases of common stock	(237,306)	(572)
Change in bank overdraft	—	(16,291)
Proceeds from the issuance of long-term debt, net of discount	698,939	—
Debt offering costs	(955)	—
Principal payments on long-term debt	(350,000)	(75,000)
Net cash provided by (used in) financing activities	120,362	(76,823)
Effect of foreign currency translation	(6,179)	1,369
Net increase in cash and cash equivalents	297,344	95,037
Cash and cash equivalents at beginning of period	158,668	63,631
Cash and cash equivalents at end of period	$456,012	$158,668
Supplemental disclosure of cash flow information:
Interest paid	$18,121	$8,768
Income taxes paid, net of refunds	$109,925	$82,813

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000